CERTAIN CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENEDED.

FOURTH AMENDMENT TO PRODUCT DISTRIBUTION AGREEMENT
This Fourth Amendment to Product Distribution Agreement (“Fourth Amendment”) amends that certain Product Distribution Agreement that was effective April 19, 2012, and amended March 25, 2013, July 15, 2013 and on or about April 16, 2015 (the “Distribution Agreement”) between MiMedx Group, Inc. (the “Company”) and AvKARE, Inc. (“AvKARE”). This Fourth Amendment is effective as of January 1, 2016 (the “Effective Date”) and terminates on June 30, 2017 with such period referred to herein as the “Revised Term”.
WHEREAS, subject to the execution of this Fourth Amendment, [*****];
WHEREAS, the Company and AvKARE desire to amend the Distribution Agreement;
NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and AvKARE agree that the Distribution Agreement shall be, and hereby is, amended as follows:

1.	Section 1.1 shall be amended by inserting the following language at the end of the current Section:

“Beginning on July 1, 2016, AvKARE shall become [*****] authorized distributor for the sale of the Products in the Market.”

2.	Sections 1.2 and 1.3 each shall be deleted in its entirety.

3.	Section 1.6 shall be amended by inserting the following language at the end of the current Section:
“[*****]”

4.	Section 1.8 shall be deleted in its entirety and replaced with the following:

“Company and AvKARE shall mutually agree on what portion of Federal Supply Schedule sales shall be filled by AvKARE during the Revised Term. The Company shall use commercially reasonable efforts to support those sales during the Revised Term. The Target Sales Levels are listed on Schedule 5, attached hereto.”

5.	Section 3.3 shall be amended by adding a new sentence at the end of Section 3.3 which new sentence reads:

“The Company may change the selling price of any Product on a proactive basis only by providing AvKARE, at least ninety (90) advance written notice of such change. [*****]. In the case of such a change, AvKARE will be credited for such reduction with respect to Product inventory it then holds.”

6.	Section 3.5 shall be deleted in its entirety and replaced with the following language:

“Payment on Product orders shall be made within [*****] days from the date of the invoice; provided, however, that Company shall grant AvKARE a [*****] discount on payments instead made within [*****] days.”

7.	Section 18.1 shall be deleted in its entirety and replaced with the following language:

“This Distribution Agreement as amended by the Fourth Amendment shall continue through June 30, 2017 unless otherwise terminated earlier in accordance with the terms of this Distribution Agreement (the “Revised

Term”). During the Revised Term, the price for Products sold to AvKARE shall continue to be [*****] of AvKARE’s sales price for the Products to its Customer, such that AvKARE achieves a [*****] gross commission (the “Revised Term Commission”). [*****]. Upon request, each party will provide supporting data to the other party concerning the applicable sales levels and inventories in order to assist with planning for and complying with this process. It is the intent of the parties for the inventory held by AvKARE at the close of the Revised Term to be minimal. At the close of the Revised Term the parties will jointly determine either: (a) an extension of the Agreement, if inventory at the close of the Revised Term is not minimal as expected, or for any other reason; or (b) discontinuation of active purchases under the Agreement, in which case the parties will agree upon an orderly repurchase by Company of any remaining inventory during the following 90 day period. Any such repurchases shall be at AvKARE’s cost plus the Revised Term Commission based on the standard pricing AvKARE charges for such Product at the date the Product was shipped to AvKARE or AvKARE’s customers on behalf of AvKARE. For sake of clarity, on or before the 90th day following the termination of this Distribution Agreement, the Company shall purchase any and all Product remaining in AvKARE’s inventory regardless of expiration date at AvKARE’s cost plus the Revised Term Commission with respect to such Product at the date the Product was shipped to AvKARE.”

8.	Section 18.3 shall be deleted in its entirety and replaced with the following language:

a.
This Agreement may be terminated (and in such case the repurchase obligation specified in Section 18.1 shall be triggered): (i) by either party, if the other party is in material breach of any provision of this Agreement and such breach is not cured within thirty (30) days following notice of such breach given to the breaching party in accordance with Section 19.4 below; (ii) by Company, upon five (5) days’ written notice in accordance with Section 19.4 below, if AvKARE’s governmental approval to sell on the Federal Supply Schedule is revoked and has remained so for thirty (30) consecutive days and has not been reinstated prior to the written notice; (iii) by either party immediately if all of the Products are removed from the Federal Supply Schedule for any reason and have not been reinstated within thirty (30) days of removal; (iv) by either party immediately if Company is otherwise unable to sell its Products for any reason; (v) by AvKARE, if its monthly sales drop below [*****]; or (vi) by Company, in accordance with Section 18.4. If some, but not all, Products are removed from the Federal Supply Schedule or the Company is otherwise unable to sell some, but not all, Products on the Federal Supply Schedule, the affected Products will be removed from the Agreement, but the Agreement will otherwise continue in accordance with these terms for any remaining Products on the Federal Supply Schedule. Termination of this Agreement under this subpart (a) shall not affect Company’s obligation to honor all Purchase Orders submitted to Company prior to such termination unless Company is prevented from doing so by law.

b.	The following sections shall survive termination or expiration of this Agreement: 7, 8, 9, 12, 13, 14, 16, and 19.5.”

9.	Section 18.4 shall be deleted in its entirety and replaced with the following:

“If the Company desires to terminate this Agreement without cause during the Revised Term, the Company shall so notify AvKARE in writing and shall (i) promptly pay to AvKARE an amount equal to [*****] of the average monthly gross FSS sales made by MiMedx over the three months period prior to the termination (with such average percentage result not to exceed [*****]) times the number of months or portion thereof remaining in the Term of this Distribution Agreement and (ii) repurchase AvKARE’s remaining Product inventory as provided in Section 18.1.”

10.	Section 18.5 shall be deleted in its entirety.

11.	Section 19.2 shall be amended by deleting the following phrase: “provided that any assignment by AvKARE, Inc. to an entity that sells Competing Products shall require Company’s prior written consent”.

12.	Schedule 5 to the Distribution Agreement shall be deleted in its entirety and replaced with the attached Schedule 5.

13.	[*****].

14.
In all other respects, the Distribution Agreement is and shall remain in full force and effect in accordance with its terms and interpreted in a manner consistent with the past practices of the parties.

IN WITNESS WHEREOF, the undersigned have executed this Fourth Amendment to the Distribution Agreement.

MiMedx Group, Inc. /s/ William C. Taylor By: William C. Taylor Its: President & COO	AvKARE, Inc. /s/ Troy A. Mizell By: Troy A. Mizell Its: President & CEO

Schedule 5
Target FSS sales levels during Revised Term
The following are the target Federal Supply Schedule sales levels (“Target Sales Levels”) for AvKARE during the Revised Term. [*****]

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